EXHIBIT 23.8
Babush, Neiman, Kornman & Johnson, LLP
Certified Public Accountants
Eight Piedmont Center, Suite 500
3525 Piedmont Road, Atlanta, Georgia 30305
404/266-1900 FAX 404/266-3436
Internet:http://www.proi.com/bnkj/




                          INDEPENDENT AUDITORS' CONSENT

         As independent auditors, we hereby consent to the incorporation by reference of our report dated June 26, 1995 with respect to Georgia Oncology-Hematology Clinic, P.C. in this Registration Statement on Form S-4 filed by PhyMatrix Corp., which report is incorporated by reference in this Registration Statement.


/s/ Babush, Neiman, Kornman & Johnson, LLP

BABUSH, NEIMAN, KORNMAN & JOHNSON, LLP
July 29, 1996
Atlanta, Georgia